FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports Second Quarter 2020 Financial Results and Business Update

-- EXPAREL average daily sales return to year-over-year growth in month of June 2020 --
-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., August 6, 2020 - Pacira BioSciences, Inc. (Nasdaq: PCRX), a leading provider of innovative non-opioid pain management options, today reported financial results for the second quarter of 2020.

“We are very pleased to report that since the peak of the impact from COVID-19 in April, we’ve seen a steady and continued increase in EXPAREL sales. This is a testimony to the resolve of our physician partners who are dedicated to ensuring that patients receive their much-needed surgeries, particularly in the ambulatory setting,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “This pandemic has accelerated the shift of inpatient procedures to the 23-hour stay environment and we are well positioned to lead the way with our innovative opioid alternatives.”
“Today, we are in a stronger position than ever as we wind down our partnership with DePuy Synthes and take full ownership of the EXPAREL franchise. Our recent financing strengthens our financial foundation and supports our strategy to expand our footprint in non-opioid pain management and regenerative health solutions while simultaneously ramping the top and bottom lines,” continued Mr. Stack.

Second Quarter 2020 Financial Results
•Total revenues were $75.5 million in the second quarter of 2020, a 26% decrease versus the $102.6 million reported for the second quarter of 2019.
•EXPAREL net product sales were $73.0 million in the second quarter of 2020, a 26% decrease versus the $98.9 million reported for the second quarter of 2019.
•Second quarter 2020 iovera° net product sales were $1.4 million, a 31% decrease versus the $2.0 million reported for the second quarter of 2019.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $0.8 million in the second quarter of 2020, compared to $0.9 million in the second quarter of 2019.
•Second quarter 2020 royalty revenues were $0.3 million, compared to $0.8 million in the second quarter of 2019.

•Total operating expenses were $82.7 million in the second quarter of 2020, compared to $97.3 million in the second quarter of 2019.
•Research and development (R&D) expenses were $13.6 million in the second quarter of 2020, compared to $17.8 million in the second quarter of 2019. R&D expenses include $6.1 million and $6.8 million of product development and manufacturing capacity expansion costs in the second quarters of 2020 and 2019, respectively.
•Selling, general and administrative (SG&A) expenses were $43.3 million in the second quarter of 2020, compared to $49.1 million in the second quarter of 2019.
•GAAP net loss was $7.3 million, or $0.17 per share (basic and diluted), in the second quarter of 2020, compared to GAAP net income of $2.7 million, or $0.07 per share (basic) and $0.06 per share (diluted), in the second quarter of 2019.
•Non-GAAP net income was $5.0 million, or $0.12 per share (basic and diluted), in the second quarter of 2020, compared to non-GAAP net income of $17.5 million, or $0.42 per share (basic) and $0.41 per share (diluted), in the second quarter of 2019.
•Adjusted EBITDA was $8.5 million in the second quarter of 2020, versus adjusted EBITDA of $21.9 million in the second quarter of 2019.
•Pacira ended the second quarter of 2020 with cash, cash equivalents, short-term and long-term investments (“cash”) of $335.1 million. Cash used in operations was $15.6 million in the second quarter of 2020, compared to cash provided by operations of $22.8 million in the second quarter of 2019.
•Pacira had 42.2 million basic weighted average shares of common stock outstanding in the second quarter of 2020.
•For non-GAAP measures, Pacira had 42.9 million diluted weighted average shares of common stock outstanding in the second quarter of 2020.
See “Non-GAAP Financial Information” below.

Recent Highlights

•Preliminary net product sales for July 2020. Today the company also reported preliminary unaudited net product sales of EXPAREL and iovera° of $38.1 million and $0.8 million, respectively, for the month of July 2020. Given the rapidly changing variables related to the COVID-19 pandemic, the company does not have sufficient visibility to accurately forecast the impact of the pandemic and is currently not providing full-year 2020 financial guidance. In order to provide greater transparency, the company plans to report monthly intra-quarter unaudited net product sales until it has gained sufficient visibility around the impacts of COVID-19.

•FDA acceptance of sNDA for EXPAREL use in pediatric patients. In August 2020, Pacira announced the U.S. Food and Drug Administration (FDA) has accepted the submission of its supplemental new drug application (sNDA) seeking expansion of the EXPAREL label to include single-dose infiltration to provide postsurgical analgesia in children aged six and over. The expected action date by the FDA under the Prescription Drug User Fee Act (PDUFA) is March 22, 2021.

•Issuance of $402.5 million aggregate principal amount of 0.750% convertible senior notes due 2025. In July 2020, Pacira issued $402.5 million in aggregate principal amount of convertible senior notes due 2025 in a private placement. Pacira used approximately $211.1 million of the net proceeds to repurchase $185.0 million aggregate principal amount of its outstanding 2.375% Convertible Senior Notes due 2022. Pacira intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, research and development expenditures and the license or acquisition of complementary products and/or technologies.

•Conclusion of EXPAREL agreement with DePuy Synthes. In July 2020, Pacira announced the conclusion of its agreement with DePuy Synthes Sales Inc. to jointly market and promote the use of EXPAREL for orthopedic procedures in the United States. Under this collaboration, which began in January 2017, DePuy Synthes field representatives, specializing in joint reconstruction, spine, sports medicine, trauma and cranio-maxillofacial procedures, collaborate with the Pacira field teams to support EXPAREL use and education in orthopedic surgical settings. In addition to partnering with DePuy Synthes in support of orthopedic surgical procedures, Pacira field representatives have remained the overall EXPAREL account managers and commercial leads for soft tissue surgeons, anesthesiologists, and ambulatory surgery centers.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, August 6, 2020, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 3276818. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 3276818. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense and adjusted EBITDA, because such measures exclude acquisition-related charges (gains) and product discontinuation costs; stock-based compensation; amortization of debt discount; amortization of acquired intangible assets, an income tax benefit and step-up in basis of inventory in connection with the acquisition of MyoScience, Inc. and gain on investment.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2020 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, including adjusted EBITDA.

About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera°® system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients
EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies where EXPAREL was injected into the wound, the most common side effects were nausea, constipation, and vomiting. In studies where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. EXPAREL is not recommended to be used in patients younger than 18 years old or in pregnant women. Tell your healthcare provider if you have liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from your body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL: can affect your nervous system and your cardiovascular system; may cause an allergic reaction; may cause damage if injected into your joints.

About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the impact of the worldwide COVID-19 (Coronavirus) pandemic and related global economic conditions on our business and results of operations; the cost and timing of an early termination

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

payment to DePuy Synthes Sales, Inc.; the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera°; the rate and degree of market acceptance of iovera°; the size and growth of the potential markets for iovera° and our ability to serve those markets; our plans to expand the use of iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for iovera°; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$335,053	$291,950
Accounts receivable, net	44,013	47,530
Inventories, net	66,690	58,296
Prepaid expenses and other current assets	18,328	10,781
Total current assets	455,823	408,557
Long-term investments	8,261	64,798
Fixed assets, net	113,297	104,681
Right-of-use assets, net	77,799	38,124
Goodwill	99,547	99,547
Intangible assets, net	100,454	104,387
Equity investment and other assets	10,930	10,971
Total assets	$866,111	$831,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,160	$12,799
Accrued expenses	47,684	70,427
Lease liabilities	7,620	4,935
Contingent consideration	4,504	18,179
Income taxes payable	1,615	1,333
Total current liabilities	70,583	107,673
Convertible senior notes	314,182	306,045
Lease liabilities	73,888	40,938
Contingent consideration	16,326	19,963
Other liabilities	2,984	1,502
Total stockholders’ equity	388,148	354,944
Total liabilities and stockholders’ equity	$866,111	$831,065

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net product sales:
EXPAREL	$73,046	$98,868	$174,315	$189,482
Bupivacaine liposome injectable suspension	775	921	1,981	1,213
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	73,821	99,789	176,296	190,695
iovera°	1,395	2,035	3,665	2,035
Total net product sales	75,216	101,824	179,961	192,730
Royalty revenue	289	780	1,228	1,187
Total revenues	75,505	102,604	181,189	193,917

Operating expenses:
Cost of goods sold	22,305	25,201	52,037	52,505
Research and development	13,620	17,827	29,440	32,210
Selling, general and administrative	43,342	49,126	88,122	96,431
Amortization of acquired intangible assets	1,967	1,770	3,933	1,770
Acquisition-related charges (gains) and product discontinuation, net	1,418	3,405	(2,290)	4,647
Total operating expenses	82,652	97,329	171,242	187,563
Income (loss) from operations	(7,147)	5,275	9,947	6,354

Other (expense) income:
Interest income	1,323	1,817	2,911	3,973
Interest expense	(5,456)	(5,878)	(11,477)	(11,691)
Other, net	3,969	(87)	(136)	(26)
Total other expense, net	(164)	(4,148)	(8,702)	(7,744)
Income (loss) before income taxes	(7,311)	1,127	1,245	(1,390)
Income tax benefit (expense)	42	1,603	(356)	1,349
Net income (loss)	$(7,269)	$2,730	$889	$(41)

Net income (loss) per share:
Basic net income (loss) per common share	$(0.17)	$0.07	$0.02	$(0.00)
Diluted net income (loss) per common share	$(0.17)	$0.06	$0.02	$(0.00)
Weighted average common shares outstanding:
Basic	42,221	41,384	42,126	41,312
Diluted	42,221	42,345	42,861	41,312

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income (loss)	$(7,269)	$2,730	$889	$(41)

Non-GAAP adjustments:
Acquisition-related charges (gains) and product discontinuation, net	1,418	3,405	(2,290)	4,647
Stock-based compensation	9,222	7,783	18,070	15,217
Amortization of debt discount	3,660	3,405	7,254	6,749
Amortization of acquired intangible assets	1,967	1,770	3,933	1,770
Recognition of step-up basis in inventory from acquisition	—	220	—	220
Income tax benefit in connection with acquisition	—	(1,828)	—	(1,828)
Gain on investment	(3,979)	—	(8)	—
Total Non-GAAP adjustments	12,288	14,755	26,959	26,775

Non-GAAP net income	$5,019	$17,485	$27,848	$26,734

GAAP basic net income (loss) per common share	$(0.17)	$0.07	$0.02	$(0.00)
GAAP diluted net income (loss) per common share	$(0.17)	$0.06	$0.02	$(0.00)

Non-GAAP basic net income per common share	$0.12	$0.42	$0.66	$0.65
Non-GAAP diluted net income per common share	$0.12	$0.41	$0.65	$0.63

Weighted average common shares outstanding - basic	42,221	41,384	42,126	41,312
Weighted average common shares outstanding - diluted	42,937	42,345	42,861	42,231

Cost of goods sold reconciliation:
GAAP cost of goods sold	$22,305	$25,201	$52,037	$52,505
Recognition of step-up basis in inventory from acquisition	—	(220)	—	(220)
Stock-based compensation	(1,284)	(1,156)	(2,503)	(2,247)
Non-GAAP cost of goods sold	$21,021	$23,825	$49,534	$50,038

Research and development reconciliation:
GAAP research and development	$13,620	$17,827	$29,440	$32,210
Stock-based compensation	(1,357)	(1,257)	(2,544)	(2,475)
Non-GAAP research and development	$12,263	$16,570	$26,896	$29,735

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$43,342	$49,126	$88,122	$96,431
Stock-based compensation	(6,581)	(5,370)	(13,023)	(10,495)
Non-GAAP selling, general and administrative	$36,761	$43,756	$75,099	$85,936

Pacira BioSciences, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income (loss)	$(7,269)	$2,730	$889	$(41)

Interest income	(1,323)	(1,817)	(2,911)	(3,973)
Interest expense (1)	5,456	5,878	11,477	11,691
Income tax (benefit) expense (2)	(42)	(1,603)	356	(1,349)
Depreciation expense	3,023	3,512	5,877	7,111
Amortization of acquired intangible assets	1,967	1,770	3,933	1,770
EBITDA	1,812	10,470	19,621	15,209

Other adjustments:
Acquisition-related charges (gains) and product discontinuation, net	1,418	3,405	(2,290)	4,647
Stock-based compensation	9,222	7,783	18,070	15,217
Recognition of step-up basis in inventory from acquisition	—	220	—	220
Gain on investment	(3,979)	—	(8)	—
Adjusted EBITDA (non-GAAP)	$8,473	$21,878	$35,393	$35,293
(1) Includes amortization of debt discount
(2) Includes an income tax benefit in connection with the April 2019 acquisition of MyoScience, Inc.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.